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             CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                               EXHIBIT 11
        COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

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                                                  For the Quarter
                                                  Ended March 31,
                                              ------------------------
                                                  1996        1995
                                                  ----        ----
Primary earnings per share calculation:
  Weighted average number of shares assuming
    primary dilution                            3,760,378   3,672,036
                                              ========================

  Consolidated net income                      $4,649,009  $3,658,431
                                              ========================

Total primary earnings per share                    $1.24       $1.00
                                              ========================

Fully diluted earings per share calculation:
  Weighted average number of shares assuming
    primary dilution                            3,760,378   3,672,036
  Contingent shares                               248,084     252,993
                                              ------------------------
  Weighted average number of shares assuming
    full dilution                               4,008,462   3,925,029
                                              ========================

  Consolidated net income                      $4,649,009  $3,658,431
  Interest on convertible debt                     85,856      87,551
  Less:  Applicable federal income taxes           33,484      34,145
                                              ------------------------
  Adjusted net income                          $4,701,381  $3,711,837
                                              ========================

Fully diluted earnings per share                    $1.17       $0.95
                                              ========================
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